                                                                   EXHIBIT 23(V)



                             CONSENT OF INDEPENDENT


                          CERTIFIED PUBLIC ACCOUNTANTS



Fedders Corporation


Liberty Corner, New Jersey



     We hereby consent to the incorporation by reference in the Proxy Statement-Prospectus constituting a part of this Registration Statement of our report dated January 23, 1996, except for Note 10, which is as of March 16, 1996, relating to the consolidated financial statements of NYCOR, Inc. appearing in NYCOR Inc.'s Annual Report on Form 10-K for the year ended December 31, 1995, which is included in that Proxy Statement-Prospectus.



     We also consent to the reference to us under the caption "Experts" in the Proxy Statement-Prospectus.



                                   /s/  BDO SEIDMAN, LLP


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Woodbridge, New Jersey


April 12, 1996